                                                                   EXHIBIT 10.16

                      RESEARCH AND MANUFACTURING AGREEMENT

         This Research and Manufacturing Agreement (the "Agreement") is entered into as of May 7, 2004 ("Effective Date"), by and between Light Sciences Corporation ("LSC"), a Washington corporation with offices located at 34931 SE Douglas Street, Suite 200, Snoqualmie, WA 980654, and Johnson Matthey Pharmaceutical Materials, Inc., d/b/a Pharm-Eco, a Delaware corporation with offices located at 25 Patton Road, Devens, MA 01432 ("Pharm-Eco").

                                    RECITALS

         WHEREAS, LSC has obtained the rights to commercially exploit a proprietary compound; and

         WHEREAS, LSC desires to obtain research and manufacturing services relating to such proprietary compound for use in the manufacture of clinical trial and commercial supplies of a drug having such proprietary compound as its active pharmaceutical ingredient ("API"); and

         WHEREAS, Pharm-Eco desires to provide research and manufacturing services to LSC relating to such proprietary compound.

         NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.       DEFINITIONS.

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         1.1 "BATCH" means a single run of Product produced by a single execution of the procedures specified in the Master Production and Control Record.

         1.2 "BATCH PRODUCTION AND CONTROL RECORD" or "BATCH RECORD" means the set of information that Pharm-Eco is responsible for maintaining with respect to each Batch of Product. The Batch Record shall contain all of the information required by and shall otherwise comply with applicable regulations for the manufacture of API under cGMP requirements.

         1.3 "CMC SECTION" means a Chemistry, Manufacturing, and Control section of a Regulatory Approval, as mutually agreed to by the Parties.

         1.4 "DEVIATION REPORT" means a written report that describes and justifies any deviation from the written production and process control procedures for the Product in compliance with the applicable provisions of cGMP regulations for API.


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



         1.5 "DRUG MASTER FILE" means a submission to the FDA as described in 21 C.F.R. Section 314.420, or successors thereto, providing detailed information about facilities, processes, and/or articles used in the manufacturing, processing, packaging, and/or storing of the Product.

         1.6 "FDA" means the United States Food and Drug Administration.

         1.7 "GOOD MANUFACTURING PRACTICES" or "CGMP" means the applicable provisions of guidance for API so designated by the title "Good Manufacturing Practices" or "Current Good Manufacturing Practices" promulgated under the Federal Food, Drug and Cosmetic Act or successors thereto.

         1.8 "IMPROVEMENT(S)" means any findings, developments, discoveries, inventions, additions, modifications, formulations, or changes made by LSC or its affiliates or by Pharm-Eco or its affiliates for services performed according to the terms of a Project Summary during the term of this Agreement which are necessary or useful to the development, manufacture or commercialization of the Product, including, without limitation, new or improved methods of synthesis, manufacture, ingredients, preparation, presentation, means of delivery, analysis, packaging or labeling of the Product.

         1.9 "LABELING SPECIFICATIONS" means the specifications for labeling to be used on containers used in shipment of Product, as set forth in the Project Summary.

         1.10 "MASTER PRODUCTION AND CONTROL RECORD" or "MASTER BATCH RECORD" means a written description of the procedure to be followed for processing a batch of Product including but not limited to a complete list of all components, weights and measures, descriptions of Product containers, closures, packaging materials, and labeling and specifications as required by a Project Summary.

         1.11 "MATERIALS" means all chemicals, components, vials, stoppers, seals, labels, and/or shipping cartons as are otherwise necessary to be used in the Process and to meet the Product Specifications.

         1.12 "NEW DRUG APPLICATION (NDA)" means that application, as specified in 21 C.F.R. Section 314.50 or successors thereto, submitted to the FDA requesting approval to market the Product.

         1.13 "PACKAGING SPECIFICATIONS" means the specifications for approved packaging to be used in shipment of Product, as set forth in the Project Summary.

         1.14 "PATENT RIGHTS" means any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) to which Pharm-Eco would be entitled to obtain the rights or the right to file as a result of Pharm-Eco's performance of services for a Project Summary during the term of this Agreement and which: (i) relate to the Product; or (ii) claim Improvements to the Product; or (iii) are divisions, continuations, continuations-in-part, reissues, renewals,


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

extensions, supplementary protection certificates or the like of any such patents or patent applications, provided that such patents or patent applications have not been invalidated, cancelled or abandoned.

         1.15 "PROCESSING" shall mean processing Product in accordance with the Master Batch Record for the Product. "PROCESSED" and "PROCESS" shall have comparable meanings.

         1.16 "PRODUCT" shall mean the Drug Substance or API covered by this Agreement and produced as contemplated by and pursuant to the Project Summary.

         1.17 "PROJECT SUMMARY" shall mean a document titled "Project Summary," signed by both parties and attached to this Agreement as Exhibit A, which provides specific details about the work to be performed for LSC by Pharm-Eco.

         1.18 "PROJECT TIMELINE" shall mean the timelines estimated in a Project Summary.

         1.19 "REGULATORY APPROVAL" means an approval issued by a regulatory authority necessary or appropriate to authorize and commence the manufacture, use, sale, or marketing of the Drug Product, including pricing approval, toxicology studies, preclinical and clinical trials and IND and NDA filings with the FDA or other registration dossiers filed with other appropriate regulatory authorities.

         1.20 "PRODUCT SPECIFICATIONS" shall mean the acceptance criteria for the Product as developed in the course of the Agreement and mutually agreed upon in writing by the parties from time to time.

The following additional initially capitalized terms are defined in the referenced Sections of this Agreement:

                            TERM                       SECTION
            ----------------------------------------------------------
                          Agreement                  Introduction

                             CDA                          10

                        Developments                     6.2

                      Disclosing Party                    10

                       Excluded Items                    6.1

                      Indemnified Party                  9.3

                     Indemnifying Party                  9.3

                         Inventions                      6.3

                             LSC                     Introduction

                       LSC Designee(s)                   5.1

                   Pre-Existing Property /               6.1
                    Intellectual Property

               Proprietary Information                    10



                       Receiving Party                    10

                       Rejected Batch                   5.5.2


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

                      Rejection Period                  5.5.2

                          Pharm-Eco                  Introduction

2.       PROCESS VALIDATION AND CLINICAL SUPPLY.

         2.1 GENERAL. During the course of this Agreement, each party shall (i) cooperate with the other party in good faith, particularly with respect to unknowns or contingencies, in order to achieve the objectives of this Agreement within the Project Timeline identified in the Project Summary; (ii) furnish, maintain and preserve suitable and sufficient facilities and personnel for the work to be accomplished by each party hereunder; and (iii) perform its obligations hereunder in good faith in a commercially reasonable, diligent and workmanlike manner and in compliance in all material respects with the applicable standards, laws, rules and regulations of each and every regulatory authority having jurisdiction over the activities of each party.

         2.2 PROCESS VALIDATION. To the extent expressly required by a Project Summary, Pharm-Eco shall develop and validate a process for manufacture of the Product upon the request of LSC and at LSC expense. LSC shall approve the validation protocol prior to Pharm-Eco's execution or reduction to practice of such protocol.

         2.3 SUPPLY OF PRODUCT USING GOOD MANUFACTURING PRACTICES.

                  2.3.1 General. To the extent applicable and expressly required in a Project Summary, Pharm-Eco shall provide research, development and manufacturing, and packaging the Product at a facility operated in accordance with FDA regulations, and shall produce the Product in accordance with cGMP, including without limitation adherence to appropriate quality assurance and quality control practices. So long and insofar as necessary to enable it to perform its obligations hereunder, Pharm-Eco shall maintain its Annual Registration of Drug Establishment (form FDA 2656e or any successor form) granted by the FDA, updated and in good order, and will make the related license and copies of all related documents available to LSC and its designees for inspection upon reasonable prior notice.

                  2.3.2 Product Specifications. Pharm-Eco agrees that all Product manufactured under cGMP using a validated process will be delivered to LSC or an LSC Designee and will meet the Product Specifications.

                  2.3.3 Master Batch Record. Pharm-Eco shall produce Batches of cGMP Product in accordance with a Master Batch Record approved in writing by LSC. Pharm-Eco further agrees that any substantive changes to the Master Batch Record or the production process must receive written approval of LSC prior to implementation, provided, however, that any such approvals shall not be unreasonably withheld by LSC and the parties shall cooperate and act reasonably and in good faith in connection with their respective activities under this
Section 2.3.3.


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

         2.4 SELF-AUDIT. Pharm-Eco shall conduct a self-audit to ensure that it is complying with cGMPs, other applicable laws and regulations,.

         2.5      RESPONSIBILITIES RELATED TO REGULATORY APPROVALS.

                  2.5.1 LSC Responsibilities. LSC shall be responsible for obtaining all applicable regulatory approvals or permits necessary for the production, distribution, use, manufacture, marketing and/or sale of the Product. Additionally, LSC shall be responsible for all other regulatory requirements which are not specifically assigned to Pharm-Eco in this Agreement, including the Project Summary, and including the payment of any FDA user fees or other fees associated with the review and approval to market the Product imposed by any regulatory agency. LSC agrees to supply Pharm-Eco with any documents, information, and/or data specified as being LSC's responsibility in this Agreement, including the Project Summary, in a timely manner so as not to impede Pharm-Eco's ability to comply with its obligations hereunder.

                  2.5.2 Pharm-Eco Responsibilities. At LSC's cost and expense, Pharm-Eco shall provide all reasonably necessary assistance to LSC in its efforts to obtain and maintain all necessary regulatory approvals and permits relating to the manufacture of the Product at Pharm-Eco facilities. Without limiting the foregoing, Pharm-Eco shall procure and provide to LSC such information and assistance relating to Pharm-Eco's manufacture of the Product as LSC may reasonably require in connection with any submission relating to a Regulatory Approval, including without limitation providing LSC with (i) a Drug Master File for the Product manufactured by Pharm-Eco for LSC review and approval, as further set forth in the Project Summary; (ii) information necessary for the CMC Section relating to the Product in any submission relating to a Regulatory Approval; and (iii) all reports, authorizations, certifications, methodologies, manufacturing processes and other documentation in the possession or under the control of Pharm-Eco relating to the Product and developed in the performance of services under a Project Summary.

3.       INSPECTIONS; RECORDS.

         3.1 INSPECTION BY LSC. LSC shall have the right, at LSC's cost and expense and at reasonable times and upon reasonable prior notice, to (i) inspect facilities used by Pharm-Eco to perform its obligations under this Agreement,
(ii) review manufacturing and quality control records relative to manufacture of the Product, (iii) audit Pharm-Eco's manufacturing efforts in respect of the Product for compliance with FDA requirements, and (iv) review any correspondence, reports, or other documents from Pharm-Eco to the FDA, or from the FDA to Pharm-Eco, related to the Product. In the event that LSC observes a condition which causes it to reasonably believe that the Product or its method of process validation, manufacture, Product Specifications, tests, record keeping or other matters may not be in compliance with cGMP or other regulatory standards applicable to the process validation or manufacture of the Product, Pharm-Eco and LSC shall immediately meet (by conference telephone call or otherwise as appropriate) to discuss the concerns and will use their best commercial efforts and cooperate to address such concerns.


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



         3.2 INSPECTION BY REGULATORY AUTHORITY. At LSC's cost and expense, Pharm-Eco agrees to permit the FDA and any other relevant regulatory authorities to inspect any facilities used by Pharm-Eco to perform its obligations under this Agreement and to cooperate fully with the FDA and such regulatory authorities in connection with LSC's conduct of any clinical trials relating to the Product and/or LSC's regulatory filings relating thereto, including furnishing information to the FDA and such regulatory authorities at LSC's, the FDA's, or the regulatory authorities' request, as the case may be. If the FDA or another relevant regulatory authority (i) gives notice to Pharm-Eco that it intends to perform an inspection of Pharm-Eco's facilities, where such inspection is directly related to the Product, or (ii) performs such an inspection directly related to the Product without notice, Pharm-Eco shall contact LSC by telephone and provide written notice to LSC immediately after receiving such notice of inspection.

         3.3 RECORDS. Pharm-Eco shall maintain records relating to the Project Summary, in sufficient accounting detail and in good scientific manner appropriate for financial, patent, research, development and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of this Agreement. LSC shall have the right, during normal business hours and upon reasonable notice, to inspect all such applicable records. LSC shall maintain such information disclosed therein in confidence in accordance with Section 10.

         3.4 ACCESS TO PHARM-ECO PERSONNEL AND FACILITIES. At LSC's cost and expense, LSC shall have the right to arrange for its employees and outside consultants involved in this Agreement to visit Pharm-Eco at its facilities during normal business hours and upon reasonable notice, and to discuss the work under this Agreement and its results in detail with the technical personnel and consultants of Pharm-Eco, as the case may be and to perform inspections pursuant to Section 3.1.

4.       COMPENSATION.

         4.1 The compensation to be paid by LSC to Pharm-Eco during the term of this Agreement for all projects, validations, other services, and each Batch of Product shall be as specified in the Project Summary. To the extent a deposit is required by a Project Summary, LSC shall pay Pharm-Eco such deposit promptly upon execution of the Project Summary The deposit shall be credited proportionately against each invoice payable thereafter for such Project Summary in accordance with the percentage of the Project then completed.

         4.2 Payment for Materials. To the extent materials are estimated separately in a Project summary, materials for such Project will be charged at cost plus a handling charge in an amount equal to 8% of such cost. Such estimates for the materials in the relevant Project Summary will not be exceeded unless approved in writing by LSC.

         4.3 Invoices. Unless otherwise agreed in a Project Summary, LSC shall pay Pharm-Eco for amounts due hereunder no later than thirty days from the date of receipt of itemized invoices. In the event any payment is not made within such thirty (30) day period, Pharm-Eco shall be entitled, among its other rights, to cease work and stop deliveries until such payment, including any interest, is made. Such invoices to be rendered to LSC on a monthly basis by


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



Pharm-Eco for the following items:

         4.3.1 Manufacturing Charges. Charges as agreed between the Parties and specified in the relevant Project Summary.
         4.3.2 Research Charges. Charges for services performed shall be charged at the rate specified in the applicable Project Summary.
         4.3.3 Waste. Waste disposal charges as specified in the relevant Project Summary at cost plus an 8% handling charge, including all close-out costs for a Project.
         4.3.4 Travel. Expenses for travel incurred by Pharm-Eco personnel in connection with the Project. Pharm-Eco will request prior LSC approval for any travel expenses.
         4.3.5 Materials, Expendables and Supplies, Special Equipment and Glassware. Charges for materials, including without limitation expendables, supplies, special equipment and glassware, estimated in a Project Summary. Pharm-Eco will request prior LSC approval for expenditures in excess of the estimates provided in the Project Summary.
         4.3.6    Additional labor costs.  LSC will pay hourly labor costs for
                  (i) services that are not provided for in a Project Summary which are are pre-authorized by LSC in writing and (ii) additional reasonable labor time necessary for the conduct of an inspection by a regulatory authority that is specific to the Product.
         4.3.7 Expenses for personnel time, travel, legal fees and other expenses incurred at the request of LSC in patent matters, litigation or regulatory matters that are not specified in the applicable Project Summary, except to the extent such expenses arise out of the negligence, willful wrongdoing of Pharm-Eco or its breach of its obligations under this Agreement.
         4.3.8 Costs incurred for other services in furtherance of the Projects, including but not limited to costs incurred by Pharm-Eco for outside chemical or analytical services, as required in the applicable Project Summary or as approved by LSC in writing (email is acceptable).
         4.3.9 Costs incurred for shipping and freight of API that are reasonable and consistent with industry standards for shipping similar materials under similar conditions.
         4.3.10 All duty, sales, use, excise or other taxes, whether Federal, State or local, applicable to any Project Summary.

         4.4 Late Payments. In addition to its other rights, Pharm-Eco shall be entitled to interest at the rate of one and one-half percent (1.50%) per month on any payment which is not made when due.


5.       SHIPMENT; INSPECTION; ACCEPTANCE.

         5.1 SHIPMENT. All Product shall be shipped in the manner and to the location specified by LSC or entities that LSC has designated in a signed writing to receive Product ("LSC DESIGNEE(S)"). All shipments of the Product shall be delivered as specified by LSC or an LSC Designee to a specified facility, or, as otherwise agreed to by the parties. Delivery terms shall be F.O.B. Pharm-Eco's research and manufacturing facility. Title, possession, risk of loss, risk of damage and all forward costs and expenses shall pass to and be borne by LSC upon


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                                       -7-
delivery to LSC's designated carrier, or if none has been designated in writing, to a nationally recognized carrier.

         5.2 PACKAGING AND LABELING. Unless otherwise specified by LSC, all Product supplied to LSC or any LSC Designee hereunder shall conform with the following packaging and labeling requirements.

                  5.2.1 Packaging. Pharm-Eco shall package Product in containers in accordance with the Packaging Specifications as provided in a Project Summary.

                  5.2.2 Labeling. Prior to shipping Product, Pharm-Eco will label all containers in accordance with the Labeling Specifications as provided in a Project Summary.

         5.3 DOCUMENTATION TO ACCOMPANY EACH BATCH. In conjunction with each Batch of Product that it ships, Pharm-Eco shall provide LSC or the applicable LSC Designee with the lot file, including, but not limited to, a Certificate of Analysis, a Batch Record, any Deviation Report(s), any applicable Materials and Product test reports, a Materials Safety and Data Sheet, and a certificate of compliance (the "CERTIFICATE OF COMPLIANCE") certifying that such Batch has met all of the Product Specifications.

         5.4 INVENTORY IN QUARANTINE. LSC may request in writing that Pharm-Eco ship a Batch of Product from Pharm-Eco's inventory in quarantine, prior to the issuance by Pharm-Eco's quality assurance department of an appropriate Certificate of Compliance; however, LSC agrees not to introduce any such Product into interstate commerce until the receipt of a proper quality control release applicable to the Product. LSC shall indemnify and hold Pharm-Eco harmless from any and all losses, damages, claims, or costs, including reasonable attorney's fees, which Pharm-Eco may suffer or incur prior to Pharm-Eco's providing a Certificate of Compliance with respect to such Product as a result of and arising out of the shipment or use of such Product pursuant to the request of LSC hereunder.

         5.5      INSPECTION, ACCEPTANCE, AND REJECTION OF PRODUCT.

                  5.5.1 Inspection. LSC or an LSC Designee may, at its option, inspect a Batch upon receipt thereof. Such inspection may include, without limitation, a quality control analysis to determine whether the Batch meets the requirements of this Agreement, including without limitation the Product Specifications and the Certificate of Compliance corresponding to such Batch. At LSC's expense, LSC may use contract facilities to conduct such analysis. Pharm-Eco shall retain samples of each Batch and, LSC may, at its sole discretion, maintain samples of each Batch for retention purposes in accordance with its standard operating procedures.

                  5.5.2 Rejection. LSC may reject any Batch that fails to meet the Product Specifications ("REJECTED BATCH") . To properly reject a Batch, LSC shall, subsequent to receipt of the Batch (not to exceed forty-five (45) days from receipt) (the "REJECTION PERIOD"), notify Pharm-Eco in writing of LSC's rejection of such Batch, stating in detail the reason for such rejection. LSC shall provide Pharm-Eco the opportunity to inspect the Rejected Batch prior to return to Pharm-Eco. LSC shall return the Rejected Batch to Pharm-Eco, LSC or its designate to


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                                       -8-

Pharm-Eco, freight prepaid. Pharm-Eco will replace the Rejected Batch or provide LSC with a credit to be applied against LSC's future payments equal to the costs paid to Pharm-Eco relating to the manufacture of the Rejected Batch and the return freight charges paid by LSC for a properly Rejected Batch. Pharm-Eco shall pay shipping charges in connection with shipment of the replaced Batch to LSC for a properly Rejected Batch.

6.       OWNERSHIP.

         6.1 OWNERSHIP OF PRE-EXISTING PROPERTY AND PRE-EXISTING INTELLECTUAL PROPERTY. Each party retains all right, title and interest in any property, materials, or information provided to the other party under this Agreement, including, with respect to LSC, the Product and any associated intellectual property rights, and with respect to both parties, any general pharmaceutical knowledge, techniques and technologies developed or acquired by such party prior to performing any work under this Agreement (the "EXCLUDED ITEMS").

         6.2 OWNERSHIP OF CREATED PROPERTY AND ASSOCIATED INTELLECTUAL PROPERTY. All work, inventions, discoveries, developments, findings reports and drawings created or conceived in the performance of services relating to a Project Summary under this Agreement, including, without limitation, any Patent Rights ("DEVELOPMENTS"), shall be the property of LSC, and Pharm-Eco hereby assigns, transfers and conveys all of its right, title and interest in and to any and all Developments to LSC. Notwithstanding the foregoing, Developments shall not include generally applicable testing methods, apparatus, practices, equipment, procedures or methodology developed solely by Pharm-Eco hereunder unless used exclusively to test or manufacture Product.

         6.3 REPORTS OF INVENTIONS. Pharm-Eco shall promptly report in writing to LSC any subject matter resulting from the work performed under this Agreement. Pharm-Eco shall provide sufficient detail in such report to permit LSC to assess patentability and determine inventorship for any inventions for which Patent Rights may be obtained or applied for by LSC. LSC shall in its sole discretion and at its own expense have the right to obtain Patent Rights on such inventions and maintain, correct and extend the term as provided by law for any such Patent Rights.

         6.4 ASSISTANCE. At LSC's cost and expense, Pharm-Eco shall execute and deliver such instruments and take such other action as may be requested by LSC to perfect or protect LSC's rights in the Developments and to confirm and implement the ownership rights and assignments contemplated in this Section 6, and assist LSC and its nominees in every proper way to secure, maintain, protect and defend for LSC's own benefit all such rights in the Developments in any and all countries. Pharm-Eco shall cooperate with LSC in the filing and prosecution of any copyright or patent applications that LSC may elect to file on the Developments or inventions and designs relating to the Developments. LSC will reimburse Pharm-Eco for properly documented and commercially reasonable costs and fees incurred by Pharm-Eco in providing the foregoing assistance.


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

7.       REPRESENTATIONS AND WARRANTIES.

         7.1      BY LSC.  LSC represents and warrants that:

                  7.1.1 LSC is free to enter into this Agreement, and has full legal power and authority to enter into and perform under this Agreement; and
                  7.1.2 LSC's entry into and performance under this Agreement does not and will not violate any rights of or obligations of LSC to any third party.
                  7.1.3 LSC is responsible for establishing the clinical safety or efficacy of any process developed hereunder or of any API or other material manufactured or delivered by Pharm-Eco hereunder.

         7.2      BY PHARM-ECO.  Pharm-Eco represents and warrants that:

                  7.2.1 Pharm-Eco is free to enter into this Agreement, and has full legal power and authority to enter into and perform under this Agreement;
                  7.2.2 Pharm-Eco's entry into and performance under this Agreement does not and will not violate any rights of or obligations of Pharm-Eco to any third party;
                  7.2.3 at the time of delivery of any Product to LSC such Product (i) will have been manufactured and shipped in accordance with (a) cGMP, if required by a Project Summary, and all other applicable laws, rules, regulations and requirements, (b) unless released by Pharm-Eco pursuant to
Section 5.4, the Product Specifications and quality control testing procedures for the Product, (c) the applicable CMC Section, and (d) the Master Batch Record and Batch Record; and (ii) will not be adulterated or misbranded under the laws of any regulatory authority; and

                  7.2.4 Pharm-Eco will not have employed or otherwise used the services of any individual who has been disbarred under Section 306(a) or (b) of the Federal Food, Drug, and Cosmetic Act, or successors thereto, to perform its obligations under this Agreement.

         7.3 DISCLAIMER OF WARRANTIES. WITH THE EXCEPTION OF THE WARRANTIES SET FORTH IN SECTIONS 7.1 AND 7.2, ALL INFORMATION, PRODUCTS, MATERIALS, TECHNOLOGY AND OTHER ITEMS PROVIDED BY EITHER PARTY TO THE OTHER PARTY OR ITS DESIGNEES UNDER THIS AGREEMENT ARE PROVIDED BY EACH PARTY AS IS WITHOUT WARRANTY OF ANY KIND, AND EACH PARTY ASSUMES THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF ALL SUCH INFORMATION, PRODUCTS, MATERIALS, TECHNOLOGY AND ITEMS. EXCEPT FOR THOSE WARRANTIES SET FORTH IN SECTION 7.1 AND 7.2, EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO SUCH PARTY'S PERFORMANCE UNDER THIS AGREEMENT AND WITH RESPECT TO THE INFORMATION, PRODUCTS, MATERIALS, TECHNOLOGY AND OTHER ITEMS PROVIDED BY SUCH PARTY TO THE OTHER PARTY OR ITS DESIGNEES UNDER THIS AGREEMENT. ALSO, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 7.1 AND 7.2, NEITHER PARTY MAKES ANY WARRANTY OF TITLE, OF


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

NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS, OR OF THE VALIDITY OR ENFORCEABILITY OF ANY PATENTS OR PATENT APPLICATIONS.

8.       LIMITATION ON LIABILITY.

LSC' SOLE REMEDY FOR BREACH OF SECTION 7.2 HEREOF BY PHARM-ECO SHALL BE REPAIR OF THE DEFECTIVE API, OR IF REPAIR IS NOT FEASIBLE, REPLACEMENT OF THE DEFECTIVE API, OR IF REPLACEMENT IS NOT FEASIBLE, REFUND THE PRICE PAID TO PHARM-ECO FOR THE MANUFACTURE OF SUCH API.

         IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, LOSS OF USE, OR BUSINESS INTERRUPTION, ARISING OUT OF OR IN ANY WAY RELATED TO SUCH PARTY'S PERFORMANCE UNDER THIS AGREEMENT, OR OTHERWISE IN CONNECTION WITH ANY PROVISION OF THIS AGREEMENT, EVEN IN THE EVENT OF THE FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, BREACH OF WARRANTY, OR BREACH OF STATUTORY DUTY, AND EVEN IF THE PARTY AGAINST WHICH ANY SUCH DAMAGES ARE CLAIMED HAS BEEN ADVISED OF OR COULD HAVE FORESEEN THE POSSIBILITY OF SUCH DAMAGES.

9.       INDEMNIFICATION.

         9.1 INDEMNIFICATION BY PHARM-ECO. Pharm-Eco shall indemnify, pay the defense costs of, and hold harmless LSC and its successors, officers, directors, agents and employees from any and all actions, causes of action, claims, demands, costs, losses, liabilities, expenses and damages (including reasonable attorneys' fees) arising from Pharm-Eco's willful misconduct or negligence in the performance of services under this Agreement (except to the extent due to LSC's negligence, willful misconduct or its breach of this Agreement). Any indemnification of LSC by Pharm-Eco under this Section 9.1 shall not exceed the total amount of total compensation payable by LSC under this Agreement, which is $566,500. In addition, Pharm- Eco shall indemnify and hold harmless LSC from any workmen's compensation claim or unemployment insurance claim made by Pharm-Eco or on Pharm-Eco' behalf. LSC shall give prompt notice to Pharm-Eco of any claim to which this paragraph relates.

         9.2 INDEMNIFICATION BY LSC. LSC shall indemnify, pay the defense costs of, and hold harmless Pharm-Eco and its successors, officers, directors and employees from any and all actions, causes of action, claims, demands, costs, losses, liabilities, expenses and damages (including reasonable attorneys' fees) arising out of any third party claim (i) asserted by any participant in any clinical trial of the Product conducted by or for LSC (except to the extent such losses are due to Pharm-Eco's negligence, willful misconduct in the performance of services under this Agreement); or (ii) which, if true, would represent a breach by LSC of its obligations or warranties under this Agreement.

         9.3 CONDITIONS. Each party's (the "INDEMNIFYING PARTY") indemnity obligations under Sections 9.1 and 9.2 are conditioned upon the other party (the "INDEMNIFIED PARTY")


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                                      -11-
promptly notifying the Indemnifying Party of any such claim or proceeding in writing, tendering to the Indemnifying Party the opportunity to defend or settle such a claim or proceeding at its expense and under its control and cooperating with the Indemnifying Party (at the reasonable expense of the Indemnifying Party) in defending or settling any such claim or proceeding.

10.      CONFIDENTIALITY.

         All information and materials received by a Party hereto (the "RECEIVING PARTY") from the other Party (the "DISCLOSING PARTY") during the term of this Agreement, including without limitation all specifications and physical materials provided by the Disclosing Party to the Receiving Party, shall be deemed to be "PROPRIETARY INFORMATION" of the Disclosing Party for purposes of this Agreement and shall be governed by the Confidential Disclosure Agreement between the parties dated December 4, 2004 (the "CDA"). For purposes of clarification, the parties agree that all Developments will be treated as Proprietary Information of LSC for purposes of the CDA.

11.      TERM; TERMINATION; EFFECT OF TERMINATION.

         11.1 TERM. This Agreement shall commence on the Effective Date and shall terminate on the later of three years from the Effective Date or the completion of all pending Project Summaries.

         11.2     TERMINATION.

                  11.2.1 For Convenience. Unless otherwise provided in a Project Summary, LSC may terminate this Agreement in its sole discretion, upon thirty
(30) days written notice, at any time and without further obligation to Pharm-Eco.

                  11.2.2 For Cause. This Agreement may be terminated by either party by written notice delivered to the other party at any time during the term of this Agreement as follows:

                           (a)   immediately upon written notice at any time if
the other party is in breach of the CDA;

                           (b) if the other party is in breach of its material
obligations hereunder, other than under the CDA, and the other party has not cured such breach within thirty (30) days after written notice requesting cure of such a breach; or

                           (c) if the other party files or institutes
bankruptcy, reorganization, liquidation or receivership proceedings, or if the other party assigns a substantial portion of its assets for the benefit of creditors; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.


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

11.3     EFFECT OF TERMINATION.

                  11.3.1 Return of Materials; Delivery of Work in Progress. Upon termination or expiration of this Agreement for any reason by either party, and irrespective of any claims, rights or remedies either party may have against the other under this Agreement, Pharm-Eco agrees to deliver immediately to LSC: (i) subject Pharm-Eco's receipt of payment for all expenses and charges for materials and services due provided through the effective termination date, all work product (including partial results, drafts and notes, in all tangible media including electronic format, works in progress and patents, know-how and other intellectual property) created or worked on by Pharm-Eco in, and relating directly to, the performance of its obligations under this Agreement (provided that nothing herein shall be deemed to require Pharm-Eco to deliver or transfer its interest in its Excluded Items); (ii) any inventory of Product or precursors thereto; (iii) any materials received from LSC or other sources in order for Pharm-Eco to perform its obligations under this Agreement; (iv) all equipment procured by Pharm-Eco (free of liens or other encumbrances and to be shipped to LSC in accordance with LSC's instructions at LSC's cost and risk),; and (v) a report in reasonable detail outlining the status of the Pharm-Eco' progress in performing its obligations under this Agreement.

                  11.3.2 Survival. In the event of termination or expiration of this Agreement: (i) Sections 1, 2.6, 3.1-3.3, 5, 6-10, and 12-14 shall survive; and (ii) neither Party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

                  11.3.3 Other Rights Not Affected. The rights and remedies provided in this Section 11 will not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement.

12.      NOTICES.

         All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:


    To Pharm-Eco:                        To LSC:

    Pharm-Eco                            Light Sciences Corporation
    25 Patton Rd.                        34931 SE Douglas Street, Suite 200
    Devens, MA 01432                     Snoqualmie, WA  98065

    Attention:General Manager            Attention:  Legal Counsel
    Phone: 978.784.5000                  Phone:   (425) 369-0202
    Fax: 978.784.5500                    Fax:     (425) 369-2845


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

with copy to:
        Johnson Matthey
        North American Corporate
        Suite 600
        435 Devon Park Drive
        Wayne, PA  19087-1998
        Attn:   Vice President and General Counsel

        Telephone: (610) 971-3131
        Facsimile: (610) 971-3022

13.      INSURANCE.

         LSC and Pharm-Eco each shall maintain product liability insurance with respect to development, manufacture and distribution of Product in such amount as is customarily maintained in the industry with respect to products similar in nature to the Product. If LSC obtains product liability insurance from a third party insurance carrier, Pharm-Eco shall, if possible, be named as an additional insured on any such external insurance policy. LSC shall provide Pharm-Eco coverage against product liability claims arising in connection with the sale of the Product as if Pharm-Eco were an additional insured under any self-insurance program assuming no retention of liability for costs, expenses, claims or damages by LSC. Each party shall promptly upon request from time to time provide the other party with a certificate of insurance for coverage required hereunder.

14.      MISCELLANEOUS.

         14.1 INDEPENDENT CONTRACTORS. Nothing in this Agreement shall be construed as creating an agency, partnership, joint venture, franchise, or employment relationship between the parties. Neither party shall have the authority to make any statements, representations or commitments of any kind or to take any action binding on the other except as expressly authorized in writing by the party to be bound. Neither party shall be liable for any personal or business expense of the other party, except as agreed to in writing by the parties prior to incurring such expense, and each party is prohibited from incurring any liabilities or expenses on behalf of the other party except as expressly provided hereunder.

         14.2 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the consent of the other party; provided, however, that LSC may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its assets related to its business, or in the event of its merger or consolidation or change in control or similar transaction.

         14.3 SEVERABILITY. If any provision of this Agreement or its application is construed to be invalid or unenforceable, then all other provisions and their application will not be affected and will be fully enforceable without regard to the invalid or unenforceable provision. If any provision in this Agreement is determined to be unenforceable in equity because of its scope,


                   LIGHT SCIENCES PROPRIETARY AND CONFIDENTIAL duration, geographical area or other factor, then the court making that determination will have the power to reduce or limit such scope, duration, area or other factor, and such provision will be then enforceable in equity in its reduced or limited form.

         14.4 ARBITRATION. Any disputes arising between the parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of the Agreement, shall be resolved by binding arbitration. In the event a party elects to pursue arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following the other party's receipt of such notice. During such period, the parties shall make good faith efforts to amicably resolve the dispute without arbitration. Any arbitration hereunder shall be conducted under the Rules of Arbitration of the American Arbitration Association. Each such arbitration shall be conducted by a single mutually-acceptable arbitrator that is knowledgeable with respect to the subject matter of this Agreement. Any such arbitration shall be held in New York, New York, and the arbitrator shall apply New York law, without regard to its conflicts of rules. The arbitrator shall have the authority to direct the parties as to the manner in which the parties shall resolve the disputed issues, to render a final decision with respect to such disputed issues, or to grant specific performance with respect to any such disputed issue. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. Nothing in this Section 14.4 shall be construed to preclude either party from seeking provisional remedies, including but not limited to, temporary restraining orders and preliminary injunctions, from any court of competent jurisdiction, in order to protect its rights pending arbitration, but such preliminary relief shall not be sought as a means of avoiding arbitration. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The prevailing party in any legal or arbitration action shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including but not limited to court costs and reasonable attorney's fees.

         14.5 COMPLETE AGREEMENT; AMENDMENTS; WAIVER. This Agreement, including any Exhibits hereto, each of which is explicitly incorporated and made a part of this Agreement, and together with the CDA, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior discussions between them with respect to such subject matter. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed by both LSC and Pharm-Eco. None of the provisions of this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents, or employees, but only by an instrument in writing signed by an authorized officer of such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion.

         14.6 COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                                      -15-

IN WITNESS WHEREOF, the parties have executed this Agreement.

"Pharm-Eco"                                           "LSC"
JOHNSON MATTHEY                                       LIGHT SCIENCES CORPORATION
PHARMACEUTICAL MATERIALS, INC.
By Pharm-Eco                                          By Light Sciences Corporation

By:        /s/ S.A. ZAHR                              By:      /s/ ALBERT A. LUDERER
   ----------------------------                          ---------------------------
Name:    S.A. Zahr, Ph.D.                             Name:  Albert A. Luderer, Ph.D.
Title:   V.P. and General Manager                     Title: President and CEO
Address:        25 Patton Road                        Address:      34931 SE Douglas Street, Suite
                Devens, Massachusetts 01432                         200
                                                                    Snoqualmie, WA 98065


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